UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 10, 2019
  PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1088 Sansome Street
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock	PEGI	Nasdaq Global Select Market
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Grady Purchase and Sale Agreement
On October 10, 2019, Pattern Energy Group Inc. (“Pattern Energy”) and Vertuous Energy LLC (“Vertuous”), a wholly owned subsidiary of the Public Sector Pension Investment Board (“PSP Investments”), entered into and consummated a Purchase and Sale Agreement (the “Grady PSA”) with, as seller thereunder, Pattern Grady Holdings LLC and, solely as guarantor thereunder, Pattern Energy Group 2 LP (“Pattern Development 2.0”), to purchase certain indirect ownership interests in Grady Wind Energy Center, LLC. Grady Wind Energy Center, LLC owns an approximately 220.5 megawatt (“MW”) wind project (the “Grady Project”) located in Curry County, New Mexico which achieved commercial operations in August 2019. Pattern Energy indirectly owns 51% of the membership interests in a holding company which holding company owns all of the Class B membership interests in an underlying project holding company for the Grady Project, entitling Pattern Energy to a 46% initial interest in the distributable cash flows produced by the Grady Project. Immediately after the closing, Pattern Energy's owned interest with respect to the Grady Project was approximately 101 MW.
Pattern Energy’s purchase consideration for its 51% interest under the Grady PSA was approximately $99.5 million, subject to certain post-closing adjustments, which was funded using available liquidity.
The Grady PSA included customary representations by the parties thereto, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title, no litigation or adverse claims, tax and holding company matters and, in the case of the seller, certain matters with respect to the project company and underlying Grady Project. The Grady PSA provides for customary indemnification by the parties thereto, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a deductible, a cap and time limits.
The Grady PSA was approved by the Conflicts Committee of Pattern Energy’s board of directors (the “Pattern Energy Board of Directors”), which is comprised solely of independent directors, following the delegation of authority from the Pattern Energy Board of Directors to approve such transaction to the Conflicts Committee.
A copy of the Grady PSA is attached hereto as Exhibit 10.1, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Arrangements between Pattern Energy, Vertuous and PSP Investments relating to the Grady PSA
Pursuant to the Grady PSA, Vertuous purchased the remaining 49% of the membership interests in the holding company that owns the Class B membership interests in the underlying project holding company for the Grady Project for aggregate consideration of approximately $95.6 million. In connection with the consummation of the Grady PSA, on October 10, 2019, the amended and restated limited liability company agreement of the holding company was amended and restated (the “Second A&R LLC Agreement”). The Second A&R LLC Agreement sets forth provisions relating to governing the affairs of the holding company, including with respect to (among other things) the disposition of interests by a member, the capital accounts of members, distributions and allocations among members, the management of such LLC, and consents required for certain actions.
In addition, pursuant to a Reimbursement Agreement (the “Reimbursement Agreement”), Pattern Energy and PSP Investments agreed to allocations of certain payments between each other which may become payable under certain guaranties relating to the Grady Project.
A copy of the Second A&R LLC Agreement and the Reimbursement Agreement are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated by reference herein. The foregoing descriptions of such agreements do not purport to be complete and are qualified in their entirety by reference to such exhibit.
PSP Investments holds approximately 9.5% of Pattern Energy’s outstanding Class A common stock.
Henvey Inlet Purchase and Sale Agreement
On October 10, 2019, Pattern Canada Finance Company ULC (“Pattern Canada”) (a wholly owned subsidiary of Pattern Energy) entered into a Purchase and Sale Agreement (the “Henvey Inlet PSA”) with Pattern Energy Group LP (“Pattern Development 1.0”).
Upon the terms and subject to the conditions set forth in the Henvey Inlet PSA, Pattern Canada will purchase from affiliates of Pattern Development 1.0:

(i)
A 49.99% limited partner interest in each of Henvey Inlet Wind LP (the “Henvey Inlet Project Company”) and HIW Property Holdings LP (the “Henvey Inlet Property Company”), 100% of the issued and outstanding shares of Pattern Henvey Inlet GP Holdings Inc. (“Henvey Inlet GP1”) (which will own 50% of the issued and outstanding shares of Henvey Inlet Wind GP Inc., which in turn will own a 0.02% general partner interest in the Henvey Inlet Project Company), and 50% of the issued and outstanding shares of HIW Property Holdings GP Inc., which in turn will own a 0.02% general partner interest in the Henvey Inlet Property Company (collectively with each of the foregoing interests, the “Henvey Inlet Interests”) for CAD$242.4 million on the closing date (subject to adjustment). Following purchase price adjustments to be made at term conversion, the estimated economic cost to Pattern Energy for such interest will be CAD$252 million, and

(ii)
Two promissory notes issued by Nigig Power Corporation (a co-owner of the Henvey Inlet Project Company and Henvey Inlet Property Company) in favor of Pattern Henvey Inlet LP Holdings LP and Henvey Inlet GP1, respectively (collectively, the “Henvey Inlet Transactions”), for face value plus accrued interest (estimated to be approximately CAD$97 million).

The Henvey Inlet Project Company operates the approximately 300 megawatt wind farm located on the Henvey Inlet First Nation Reserve No. 2, situated on the northeast shores of Georgian Bay, approximately 90 kilometers north of Parry Sound, in Northern Ontario, Canada, which achieved commercial operations on September 9, 2019. The Henvey Inlet Property Company owns real estate along the wind farm’s transmission line.
The obligations of Pattern Canada and Pattern Development 1.0. to consummate the Henvey Inlet Transactions are subject to the satisfaction or waiver of various conditions, including, among others, (i) no violation of governmental rules and no order of any court or administrative agency being in effect which restrains or prohibits the Henvey Inlet Transactions, (ii) subject to certain exceptions, the accuracy of the representations of the other party set forth in the Henvey Inlet PSA, and (iii) the funding of the Private Placement (as defined below) of Preferred Stock (as defined below) to be issued by Pattern Energy.
The Henvey Inlet PSA includes representations by the parties thereto, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title and no litigation or adverse claims (except for potential litigation and claims against the project that are scheduled thereto). Seller’s representations with respect to the underlying wind farm are limited in scope and do not include representations with respect to real estate, permits, financial model preparation, financial statements, absence of employees, environmental matters or insurance. The Henvey Inlet PSA provided for indemnification by the parties thereto, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a deductible, a cap and time limits. Pattern Energy expects to fund the contemplated cash purchase consideration under the Henvey Inlet PSA using available liquidity and proceeds from a preferred stock offering. See “- Series A Preferred Stock Offering” below.
The Henvey Inlet PSA was approved by the Conflicts Committee of the Pattern Energy Board of Directors, which is comprised solely of independent directors, following the delegation of authority from the Pattern Energy Board of Directors to approve such transaction to the Conflicts Committee.
A copy of the Henvey Inlet PSA is attached hereto as Exhibit 10.4, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
In connection with the Henvey Inlet PSA, PSP Investments consented to the acquisition of the Henvey Inlet Interests as contemplated under the Henvey Inlet PSA and waived its co-investment rights under the joint venture agreement between the parties with respect thereto. In addition, PSP Investments and Pattern Energy entered into the Henvey Inlet Consent and ROFO Agreement (the “Henvey Inlet ROFO Agreement”) dated as of October 1, 2019, pursuant to which Pattern Energy granted PSP Investments a right of first offer on any proposed transfer by Pattern Energy or its affiliates of all or any portion of such entity’s Henvey Inlet Interests. The Henvey Inlet ROFO Agreement terminates on the earliest to occur of certain termination events under the joint venture agreement between the parties and 30 months after the closing of the Henvey Inlet Transactions. In addition, PSP Investments was granted the right to force a sale transaction (covering a 15% interest in such wind farm) if the joint venture agreement has not terminated and PSP Investments has not received a ROFO notice within two years of the date of the closing of the Henvey Inlet Transactions.
A copy of the Henvey Inlet ROFO Agreement is attached hereto as Exhibit 10.5, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Earnout Acquisition Agreement
On October 10, 2019, Pattern U.S. Finance Company LLC (a wholly owned subsidiary of Pattern Energy) entered into a Purchase and Sale Agreement (the “Earnout Acquisition Agreement”) with Pattern Renewables LP (a wholly owned subsidiary of Pattern Development 1.0) to acquire 100% of the earnout rights in each of the Southern Cross Transmission Project, the Heritage Prairie Transmission Project, the Sunzia Transmission Project and the King Pine Project, which represent 25% of the profits interest in such projects, for a purchase price of $9.5 million. The remaining profits interest in such projects are held by Pattern Development 2.0.
The Southern Cross Transmission Project is an approximately two gigawatt bi-directional high-voltage, direct current transmission development project that would bring renewable energy from the Electric Reliability Council of Texas to neighboring systems. The Heritage Prairie Transmission Project is associated with a wind farm located in Ford County, Illinois that has been modified to be a smaller 600 MW wind project in a nearby county. The Sunzia Transmission Project is a transmission development project involving a transmission line that would run approximately 520 miles from central New Mexico to southern Arizona, and could deliver over 2,000 MW of capacity. The King Pine Project is an 800 MW wind project development located in Maine that needs a large transmission line. Pattern Energy has assigned only a nominal value to each of the Heritage Prairie Transmission Project and the King Pine Project.
The Earnout Acquisition Agreement was approved by the Conflicts Committee of the Pattern Energy Board of Directors, which is comprised solely of independent directors, following the delegation of authority from the Pattern Energy Board of Directors to approve such transaction to the Conflicts Committee.
A copy of the Earnout Acquisition Agreement is attached hereto as Exhibit 10.6, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Securities Purchase and Rights Agreement related to Series A Perpetual Preferred Stock
On October 10, 2019, Pattern Energy entered into a Securities Purchase and Rights Agreement (the “Securities Purchase Agreement”) with CBRE Caledon Jupiter II Investments LP, CBRE Caledon Global Infrastructure Fund Holdings I, LP, College of Applied Arts and Technology Pension Plan, CBRE Caledon Trident Infrastructure Investments II LP, Caledon Sirius Investments LP, Toronto Transit Commission Pension Fund Society, CBRE Caledon Nova Investments LP and Caledon Taurus Investments LP (each of the foregoing, collectively, the “Purchasers”), to issue and sell to the Purchasers, in a private placement (the “Private Placement”), an aggregate of 10,400,000 shares of Series A Perpetual Preferred Stock, par value $0.01 per share, of Pattern Energy (the “Preferred Stock”), convertible in certain circumstances into authorized shares of the Pattern Energy’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), for a cash purchase price of $24.625 per share of Preferred Stock and net proceeds to Pattern Energy of $256.1 million. The Series A Preferred Stock has a par value of $260 million and was issued with a 1.5% of original issue discount. Pattern Energy intends to use the net proceeds to finance the purchase pursuant to the Henvey Inlet PSA described above, partially repay borrowings under the Pattern Energy’s revolving credit facility and pay related expenses and fees. Pattern Energy expects the Private Placement to close on approximately October 25, 2019, subject to customary closing conditions.
The Securities Purchase Agreement contains customary representations, warranties and covenants of Pattern Energy and the Purchasers made as of the date of the Securities Purchase Agreement and as of the issue date of the Preferred Stock, and the parties have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants. The Securities Purchase Agreement also provides the Purchasers with certain limited information rights, consent rights and rights with respect to future issuances of preferred stock by Pattern Energy.
A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.7, and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 3.02 Unregistered Sales of Equity Securities.
The information regarding the Private Placement set forth under the heading “Securities Purchase and Rights Agreement related to Series A Perpetual Preferred Stock” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Private Placement of the Preferred Stock pursuant to the Securities Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The Common Stock issuable upon conversion of the Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 7.01 Regulation FD Disclosure.
On October 11, 2019, Pattern Energy issued a press release relating to certain of the transactions discussed in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Purchase and Sale Agreement by and among Pattern Energy Group Inc., Vertuous Energy LLC, Pattern Grady Holdings LLC and Pattern Energy Group 2 LP, dated as of October 10, 2019 (Grady PSA).

10.2
Second Amended and Restated Limited Liability Company Agreement of Grady B Member LLC, between Pattern US Finance Company LLC and Vertuous Energy LLC, dated as of October 10, 2019 (Second A&R LLC Agreement).

10.3	Reimbursement Agreement between Pattern Energy Group Inc. and Public Sector Pension Investment Board, dated as of October 10, 2019 (Reimbursement Agreement).

10.4	Purchase and Sale Agreement by and among Pattern Canada Finance Company ULC and Pattern Energy Group LP, dated as of October 10, 2019 (Henvey Inlet PSA).

10.5	Henvey Inlet Consent and ROFO Agreement between Public Sector Pension Investment Board and Pattern Energy Group Inc., dated as of October 1, 2019 (Henvey Inlet ROFO Agreement).

10.6	Purchase and Sale Agreement by and among Pattern Renewables LP and Pattern US Finance Company LLC, dated as of October 10, 2019 (Earnout Acquisition Agreement).

10.7	Securities Purchase and Rights Agreement among Pattern Energy Group Inc. and each of the purchasers of Series A Preferred Stock listed therein, dated as of October 10, 2019.

99.1	Press release issued by Pattern Energy, dated October 11, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 11, 2019

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: General Counsel and Secretary